CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 31, 2025, and each included in this Post-Effective Amendment No. 199 on the Registration Statement (Form N-1A, File No. 333-92106) of SPDR Index Shares Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 22, 2024, with respect to SPDR Dow Jones Global Real Estate ETF, SPDR Dow Jones International Real Estate ETF, SPDR Euro Stoxx 50 ETF, SPDR MSCI ACWI Climate Paris Aligned ETF, SPDR MSCI ACWI Ex-US ETF, SPDR MSCI EAFE Fossil Fuel Reserves Free ETF, SPDR MSCI EAFE® Strategicfactors ETF, SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF, SPDR MSCI Emerging Markets Strategicfactors ETF, SPDR MSCI World Strategicfactors ETF, SPDR Portfolio Developed World Ex-US ETF, SPDR Portfolio Emerging Markets ETF, SPDR Portfolio Europe ETF, SPDR Portfolio MSCI Global Stock Market ETF, SPDR S&P China ETF, SPDR S&P Emerging ASIA Pacific ETF, SPDR S&P Emerging Markets Dividend ETF, SPDR S&P Emerging Markets Small Cap ETF, SPDR S&P Global Dividend ETF, SPDR S&P Global Infrastructure ETF, SPDR S&P Global Natural Resources ETF, SPDR S&P International Dividend ETF, SPDR S&P International Small Cap ETF, SPDR S&P North American Natural Resources ETF, and SPDR S&P Emerging Markets ex-China ETF (the “Funds”) (twenty-five of the funds constituting SPDR Index Shares Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

January 24, 2025